SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 1994
(TO PROSPECTUS DATED JANUARY 14, 1994)

                                  CWMBS, INC.
                                   Depositor

                                  COUNTRYWIDE
                               HOME LOANS, INC.
                          Seller and Master Servicer





               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1994-1



The Class A-3 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                    THE CLASS A-3 CERTIFICATES

o This supplement relates to the offering of the Class A-3 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-3 certificates. Additional information is contained in the prospectus supplement dated January 24, 1994 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the June 25, 1999, the class certificate balance of the Class A-3 certificates was approximately $105,292,992.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

JUNE 30, 1999

                               THE MORTGAGE POOL

          As of June 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 872 Mortgage Loans having an aggregate Stated Principal Balance of approximately $254,287,117.

          The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                 As of
                                                                                              June 1, 1999

Total Number of Mortgage Loans...................................................                  872
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.38%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.38%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.38%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

          Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.555 billion at February 29, 1996, to approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $16.375 billion at May 31, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                     AT FEBRUARY 28, (29),
                                                  ------------------------------------------------------------   AT MAY 31,
                                                      1996           1997           1998            1999           1999
                                                      ----           ----           ----            ----           ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days.............................       0.65%         0.65%          1.08%          1.03%           0.85%
         60-89 days.............................       0.09          0.15           0.16           0.18            0.13
         90 days or more (excluding pending
              foreclosures).....................       0.09          0.16           0.16           0.12            0.10
                                                       ----          ----           ----           ----            ----
         Total of delinquencies.................       0.83%         0.96%          1.40%          1.33%           1.08%
                                                       ====          ====           ====           ====            ====
Foreclosures pending............................       0.12%         0.17%          0.17%          0.14%           0.14%
                                                       ====          ====           ====           ====            ====
Total delinquencies and foreclosures pending....       0.95%         1.13%          1.57%          1.47%           1.22%
                                                       ====          ====           ====           ====            ====
Net Gains/(Losses) on liquidated loans (2) .....  ($307,000)     ($2,812,000)   ($2,662,000)   ($3,704,605)    ($603,501)
Percentage of Net Gains/(Losses) on liquidated
     loans (2)(3) ..............................       0.00%        (0.032)%       (0.024)%       (0.028)%        (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(2) .....................      (0.004)%      (0.033)%       (0.027)%       (0.028)%        (0.004)%
-----------------

(1)  Excluding loans subserviced for others.
(2) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(3) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $225.9 billion at May 31, 1999.


                                                                   AT FEBRUARY 28, (29),
                                                  ---------------------------------------------------------   AT MAY 31,
                                                      1996           1997           1998          1999          1999
                                                      ----           ----           ----          ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days.............................       2.13%         2.26%          2.68%          3.05%        2.53%
         60-89 days.............................       0.48          0.52           0.58           0.21         0.18
         90 days or more (excluding pending
              foreclosures).....................       0.59          0.66           0.65           0.29         0.29
                                                       ----          ----           ----           ----         ----
         Total of delinquencies.................       3.20%         3.44%          3.91%          3.55%        3.01%
                                                       ====          ====           ====           ====         ====
         Foreclosures pending...................       0.49%         0.71%          0.45%          0.31%        0.27%
                                                       ====          ====           ====           ====         ====
         Total delinquencies and foreclosures
              pending...........................       3.69%         4.15%          4.36%          3.86%        3.28%
                                                       ====          ====           ====           ====         ====
--------------

(1) Excluding loans subserviced for others.

YEAR 2000 COMPLIANCE

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Offered Certificates.

                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

         The Class A-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-3 Certificates are Targeted Principal Class Certificates. The Targeted Balances for the Class A-3 Certificates are set forth in the Principal Balance Schedules in the Prospectus Supplement. The Class A-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

         As of June 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $105,292,992, evidencing a beneficial ownership interest of approximately 41.41% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $234,368,045 and evidenced in the aggregate a beneficial ownership interest of approximately 92.17% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,919,072, and evidenced in the aggregate a beneficial ownership interest of approximately 7.83% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


PRINCIPAL BALANCE       MORTGAGE RATE          NET MORTGAGE RATE        ORIGINAL TERM TO       REMAINING TERM TO
                                                                      MATURITY (IN MONTHS)   MATURITY (IN MONTHS)


      $154,823,071       6.95660675%                6.69360675%               360                     294

       $99,464,045       7.38231854%                7.11931854%               360                     295


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-3 Certificates is $105,292,992 (ix) interest accrues on the Class A-3 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the Targeted Balances for the related Targeted Principal Classes are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Offered Certificates is June 30, 1999, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 325% SPA assumes prepayment rates will be 0.65% per annum in month one, 1.3% per annum in month two, and increasing by 0.65% in each succeeding month until reaching a rate of 19.5% per annum in month 30 and remaining constant at 19.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLE

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.



                         PERCENT OF CLASS CERTIFICATE
                             BALANCE OUTSTANDING*



                                                         CLASS A-3
                                                 SPA PREPAYMENT ASSUMPTION

          DISTRIBUTION DATE              0%       150%      325%      450%     600%
          -----------------              --       ----      ----      ----     ----
--------------------------------------
Initial Percent..................        100      100       100       100       100
June 25, 2000....................         98       84        69        63        49
June 25, 2001....................         95       70        44        33        15
June 25, 2002....................         93       58        26        12         0
June 25, 2003....................         90       47        11         0         0
June 25, 2004....................         87       37         0         0         0
June 25, 2005....................         84       28         0         0         0
June 25, 2006....................         80       20         0         0         0
June 25, 2007....................         77       13         0         0         0
June 25, 2008....................         73        6         0         0         0
June 25, 2009....................         69        0         0         0         0
June 25, 2010....................         64        0         0         0         0
June 25, 2011....................         59        0         0         0         0
June 25, 2012....................         54        0         0         0         0
June 25, 2013....................         48        0         0         0         0
June 25, 2014....................         42        0         0         0         0
June 25, 2015....................         36        0         0         0         0
June 25, 2016....................         29        0         0         0         0
June 25, 2017....................         21        0         0         0         0
June 25, 2018....................         13        0         0         0         0
June 25, 2019....................          5        0         0         0         0
June 25, 2020....................          0        0         0         0         0
June 25, 2021....................          0        0         0         0         0
June 25, 2022....................          0        0         0         0         0
June 25, 2023....................          0        0         0         0         0
June 25, 2024....................          0        0         0         0         0
                                           -        -         -         -         -
Weighted Average Life (years) **.        12.7      4.2       2.0       1.6       1.1

                --------------------------
*   Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,084,998 and $125,790 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-3 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-3 Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-3 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class A-3 Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-3 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-3 Certificates are currently rated "AAA" by Fitch IBCA, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

                                MORTGAGE RATES (1)
------------------------------------------------------------------------------------
                                                    AGGREGATE PRINCIPAL
                                   NUMBER OF             BALANCE          PERCENT OF
MORTGAGE RATES (%)              MORTGAGE LOANS          OUTSTANDING      MORTGAGE POOL
------------------------------------------------------------------------------------
6.500                                        50         13,750,865.89         5.41%
6.625                                        15          5,937,130.13         2.33%
6.750                                        35         10,429,873.75         4.10%
6.875                                        36         11,284,726.97         4.44%
7.000                                       221         62,207,355.09        24.46%
7.125                                       177         51,213,119.88        20.14%
7.250                                       175         53,488,068.68        21.03%
7.375                                        47         14,865,736.16         5.85%
7.500                                        53         14,066,145.23         5.53%
7.625                                        24          5,886,908.93         2.32%
7.750                                        39         11,157,186.13         4.39%
------------------------------------------------------------------------------------
TOTAL                                       872       $254,287,116.84       100.00%


==============================================================================
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.123% per annum.




                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES (1)
-----------------------------------------------------------------------------------
                                                       AGGREGATE
                                    NUMBER OF          PRINCIPAL        PERCENT OF
        CURRENT MORTGAGE            MORTGAGE            BALANCE           MORTGAGE
         LOAN BALANCES                LOANS           OUTSTANDING           POOL
-----------------------------------------------------------------------------------
       $0   --     $50,000                   13          47,501.51            0.02%
   $50,001  --    $100,000                    3         276,481.57            0.11%
  $100,001  --    $150,000                   17       2,122,719.40            0.83%
  $150,001  --    $200,000                   59      11,020,596.20            4.33%
  $200,001  --    $250,000                  292      65,126,500.66           25.61%
  $250,001  --    $300,000                  203      55,173,762.35           21.70%
  $300,001  --    $350,000                   89      28,721,678.88           11.29%
  $350,001  --    $400,000                   70      26,173,890.98           10.29%
  $400,001  --    $450,000                   36        15263967.64            6.00%
  $450,001  --    $500,000                   32        15058006.87            5.92%
  $500,001  --    $550,000                   15       7,897,177.40            3.11%
  $550,001  --    $600,000                   23      13,142,290.66            5.17%
  $600,001  --    $650,000                    7       4,273,209.39            1.68%
  $650,001  --    $750,000                    8       5,503,912.03            2.16%
  $750,001  --  $1,000,000                    5       4,485,421.30            1.76%
------------------------------------------------------------------------------------
TOTAL                                       872     254,287,116.84          100.00%




==============================================================================
(1) As of the Reference Date, that average current Mortgage Loan principal balance is expected to be approximately $291,614.



                   DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                    AGGREGATE
                                  NUMBER OF         PRINCIPAL        PERCENT OF
                                   MORTGAGE          BALANCE         MORTGAGE
TYPE OF PROGRAM                      LOANS          OUTSTANDING       POOL
-------------------------------------------------------------------------------
Full                                   483         $40,661,841.40     55.32%
Alternative                            326          97,051,093.85     38.17%
Reduced                                 40           9,850,085.83      3.87%
Streamlined                             23           6,724,095.76      2.64%
===============================================================================
TOTAL                                  872        $254,287,116.84    100.00%
===============================================================================



                     ORIGINAL LOAN-TO-VALUE RATIOS (1)
-------------------------------------------------------------------------------
                                                   AGGREGATE         PERCENT
                                   NUMBER OF       PRINCIPAL            OF
ORIGINAL LOAN-TO-VALUE              MORTGAGE       BALANCE           MORTGAGE
RATIOS (1)                           LOANS         OUTSTANDING         POOL
-------------------------------------------------------------------------------
 50.00 and below                        67       $21,237,760.23        8.35%
 50.01 to 55.00                         32        11,171,221.82        4.39%
 55.01 to 60.00                         46        14,239,258.98        5.60%
 60.01 to 65.00                         51        15,328,552.41        6.03%
 65.01 to 70.00                         98        29,340,697.20       11.54%
 70.01 to 75.00                        116        33,923,771.51       13.34%
 75.01 to 80.00                        329        96,213,202.63       37.84%
 80.01 to 85.00                         27         7,261,339.46        2.86%
 85.01 to 90.00                        106        25,571,312.60       10.06%
-------------------------------------------------------------------------------
TOTAL                                  872         $254,287,116.84      100.00%

===============================================================================
(1) The weighted average original Loan-To-Value Ration of the Mortgage Loans is 71.64%.



                STATE DISTRIBUTION OF MORTGAGED PROPERTIES (1)
-------------------------------------------------------------------------------
                                                    AGGREGATE         PERCENT
                                   NUMBER OF        PRINCIPAL            OF
                                   MORTGAGE         BALANCE           MORTGAGE
STATE                                LOANS          OUTSTANDING         POOL
-------------------------------------------------------------------------------
California                             525      $158,634,609.30       62.38%
Georgia                                 21         5,423,879.98        2.13%
Hawaii                                  19         6,481,792.69        2.55%
Illinois                                29         8,075,008.05        3.18%
Massachusetts                           50        12,988,221.77        5.11%
New York                                40        11,607,666.47        4.56%
Texas                                   19         5,423,728.17        2.13%
Other (less than 2%)                   169        45,652,210.41       17.95%
-------------------------------------------------------------------------------
TOTAL                                  872      $254,287,116.84      100.00%

===============================================================================
(1) Other includes 27 other states with under 2% concentration individually. No more that approximately 2% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS
-------------------------------------------------------------------------------
                                NUMBER OF    AGGREGATE PRINCIPAL
                                 MORTGAGE       BALANCE             PERCENT OF
  LOAN PURPOSE                     LOANS     OUTSTANDING           MORTGAGE POOL
-------------------------------------------------------------------------------
Purchase                             275       $78,411,407.87        30.84%
Refinance (rate/term)                537       160,013,096.63        62.93%
Refinance (cash out)                  60        15,862,612.34         6.24%
-------------------------------------------------------------------------------
===============================================================================
TOTAL                                872      $254,287,116.84       100.00%

===============================================================================

                         TYPES OF MORTGAGED PROPERTIES
-------------------------------------------------------------------------------
                                                    AGGREGATE
                                    NUMBER OF       PRINCIPAL      PERCENT OF
                                     MORTGAGE       BALANCE          MORTGAGE
PROPERTY TYPE                         LOANS        OUTSTANDING        POOL
------------------------------------------------------------------------------
Single Family                          710      $210,151,192.11        82.64%
Condominium                             17           4381181.39         1.72%
2-4 Family                               3            822796.73         0.32%
Planned Unit Development               142        38,931,946.61        15.31%
===============================================================================
TOTAL                                  872      $254,287,116.84       100.00%

===============================================================================

                              OCCUPANCY TYPES (1)
-------------------------------------------------------------------------------
                                                 AGGREGATE
                               NUMBER OF          PRINCIPAL         PERCENT OF
                               MORTGAGE           BALANCE            MORTGAGE
OCCUPANCY TYPE                   LOANS          OUTSTANDING            POOL
--------------------------------------------------------------------------------
Primary Residence                      862      $250,931,750.06        98.68%
Second Residence                        10         3,355,366.78         1.32%
-------------------------------------------------------------------------------
TOTAL                                  872      $254,287,116.84       100.00%
==============================================================================
(1) Based upon the representations of the related Mortgagors at the time of origination.

                        REMAINING TERMS TO MATURITY (1)
------------------------------------------------------------------------------
                                                   AGGREGATE
                                   NUMBER OF        PRINCIPAL        PERCENT OF
REMAINING TERMS TO MATURITY        MORTGAGE         BALANCE           MORTGAGE
          (MONTHS)                   LOANS          OUTSTANDING         POOL
--------------------------------------------------------------------------------
295                                    382      $108,889,594.82        42.82%
294                                    325        93,447,931.11        36.75%
293                                    152        47,346,982.18        18.62%
292                                     12         4,166,195.85         1.64%
291                                      1           436,412.88         0.17%
--------------------------------------------------------------------------------
TOTAL                                  872      $254,287,116.84       100.00%

===============================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximate 294 months.

                                   EXHIBIT 2





       THE                                          Distribution Date: 6/25/99
     BANK OF
       NEW
       YORK

101 BARCLAY STREET
NEW YORK, NY 10286
Attn:  KELLY SHEHAN                         CWMBS INC
       212-815-2007               MORTGAGE PASS THROUGH CERTIFICATES
                                          SERIES 1994-1

                                   Certificateholder Monthly Distribution
                                              Summary

                                        Certificate                       Pass
                            Class          Rate         Beginning       Through       Principal       Interest        Total
   Class     Cusip       Description       Type           Balance       Rate (%)    Distribution    Distribution    Distribution
    Al     126690RHl       Senior       Fix-30/360    32,004,020.05     7.500000      693,517.07    200,025.13     893,542.19
    A2     126690RJ7       Senior       Fix-30/360    16,770,665.18    10.000000      363,415.07    139,755.54     503,170.61
    A3     126690RK4       Senior       Fix-30/360   107,625,196.40     6.250000    2,332,204.30    560,547.90   2,892,752.20
    A4     126690RL2       Senior       Fix-30/360    13,480,000.00     6.875000            0.00     77,229.17      77,229.17
    A5     126690R0M       Senior       Fix-30/360    48,029,000.00     6.875000            0.00    275,166.15     275,166.15
    A6     126690RN8       Senior       Fix-30/360     7,709,612.94     6.875000            0.00     44,169.66      44,169.66
    A7     126690RP3       Senior       Fix-30/360     3,412,101.51     6.250000      178,376.23     17,771.36     196,147.59
    A8     126690RQ1       Senior       Fix-30/360     4,819,500.00     6.250000            0.00     25,101.56      25,101.56
    PO     126690RR9      Strip PO      Fix-30/360     4,138,643.30     0.000000       53,717.97          0.00      53,717.97
     X     126690RS7      Strip I0      Fix-30/360   101,141,822.99     0.244500            0.00     20,607.66      20,607.66
    AR     126690RT5       Senior       Fix-30/360           548.04     6.250000           11.88          2.95          14.82
     M     126690RU2      Mezzanine     Fix-30/360     8,237,054.55     6.875000       43,916.08     47,191.46      91,107.54
    B1     126690RV0       Junior       Fix-30/360     8,237,054.55     6.875000       43,916.08     47,191.46      91,107.54
    B2     126690TH9       Junior       Fix-30/360     1,647,410.90     6.875000        8,783.22      9,438.29      18,221.51
    B3     126690TJ5       Junior       Fix-30/360       549,136.99     6.875000        2,927.74      3,146.10       6,073.84
    B4     126690TK2       Junior       Fix-30/360     1,355,183.26     6.875000        7,225.20      7,764.07      14,989.27

Totals                                               258,015,127.67                 3,728,010.84  1,475,108.46   5,203,119.28



                      Current                      Cumulative
                     Realized      Ending           Realized
   Class     Cusip    Losses       Balance           Losses
    Al     126690RHl   0.00     31,310,502.98          0.00
    A2     126690RJ7   0.00     16,407,250.11          0.00
    A3     126690RK4   0.00    105,292,992.10          0.00
    A4     126690RL2   0.00     13,480,000.00          0.00
    A5     126690RM0   0.00     48,029,000.00          0.00
    A6     126690RN8   0.00      7,709,612.94          0.00
    A7     126690RP3   0.00      3,233,725.28          0.00
    A8     126690RQ1   0.00      4,819,500.00          0.00
    PO     126690RR9   0.00      4,084,925.33          0.00
     X     126690RS7   0.00     99,464,045.13          0.00
    AR     126690RT5   0.00            536.16          0.00
     M     126690RU2   0.00      8,193,138.47          0.00
    BI     126690RV0   0.00      8,193,138.47          0.00
    B2     126690TH9   0.00      1,638,627.68          0.00
    B3     126690TJ5   0.00        546,209.25          0.00
    B4     126690TK2   0.00      1,347,958.07    115,302.05

Totals                 0.00    254,287,116.84    115,302.05



                                   EXHIBIT 2


       THE                                          Distribution Date: 6/25/99
     BANK OF
       NEW
       YORK

101 BARCLAY STREET
NEW YORK, NY 10286
Attn:  KELLY SHEAHAN                          CWMBS INC
       212-815-2007               MORTGAGE PASS THROUGH CERTIFICATES
                                          SERIES 1994-1

                                    Principal Distribution Detail

                             Original         Beginning        Scheduled                  Unscheduled        Net         Current
                           Certificate       Certificate       Principal     Accretion     Principal       Principal     Realized
  Class        Cusip         Balance           Balance        Distribution   Principal    Adjustments    Distribution    Losses

    Al     126690RH1     58,395,000.00      32,004,020.05      693,517.07      0.00         0.00         693,517.07        0.00
    A2     126690RJ7     30,600,000.00      16,770,665.18      363,415.07      0.00         0.00         363,415.07        0.00
    A3     126690RK4    196,374,500.00     107,625,196.40    2,332,204.30      0.00         0.00       2,332,204.30        0.00
    A4     126690RL2     13,480,000.00      13,480,000.00            0.00      0.00         0.00               0.00        0.00
    A5     126690RMO     48,029,000.00      48,029,000.00            0.00      0.00         0.00               0.00        0.00
    A6     126690RN8     10,400,613.00       7,709,612.94            0.00      0.00         0.00               0.00        0.00
    A7     126690RP3     10,200,000.00       3,412,101.51      178,376.23      0.00         0.00         178,376.23        0.00
    A8     126690RQ1      4,819,500.00       4,819,500.00            0.00      0.00         0.00               0.00        0.00
    PO     126690RR9      5,863,454.00       4,138,643.30       53,717.97      0.00         0.00          53,717.97        0.00
     X     126690RS7    172,788,600.00     101,141,822.99            0.00      0.00         0.00               0.00        0.00
    AR     126690RT5          1,000.00             548.04           11.88      0.00         0.00              11.88        0.00
     M     126690RU2      9,003,885.00       8,237,054.55       43,916.08      0.00         0.00          43,916.08        0.00
    B1     126690RVO      9,003,885.00       8,237,054.55       43,916.08      0.00         0.00          43,916.08        0.00
    B2     126690TH9      1,800,777.00       1,647,410.90        8,783.22      0.00         0.00           8,783.22        0.00
    B3     126690TJ5        600,259.00         549,136.99        2,927.74      0.00         0.00           2,927.74        0.00
    B4     126690TK2      1,600,690.56       1,355,183.26        7,225.20      0.00         0.00           7,225.20        0.00

  Totals                400,172,563.56     258,015,127.67    3,728,010.84      0.00         0.00       3,728,010.84        0.00


                          Ending                Ending
                          Certificate         Certificate
  Class        Cusip      Balance               Factor

    Al     126690RH1     31,310,502.98      0.53618465595
    A2     126690RJ7     16,407,250.11      0.53618464413
    A3     126690RK4    105,292,992.10      0.53618464769
    A4     126690RL2     13,480,000.00      1.00000000000
    A5     126690RMO     48,029,000.00      1.00000000000
    A6     126690RN8      7,709,612.94      0.74126524465
    A7     126690RP3      3,233,725.28      0.31703189062
    A8     126690RQ1      4,819,500.00      1.00000000000
    PO     126690RR9      4,084,925.33      0.69667559957
     X     126690RS7     99,464,045.13      0.57564008928
    AR     126690RT5            536.16      0.53615999936
     M     126690RU2      8,193,138.47      0.90995592102
    Bi     126690RV0      8,193,138.47      0.90995592102
    B2     126690TH9      1,638,627.68      0.90995591470
    B3     126690TJ5        546,209.25      0.90995594632
    B4     126690TK2      1,347,958.07      0.84211033734

  Totals                254,287,116.84




       THE                                          Distribution Date: 6/25/99
     BANK OF
       NEW
       YORK

101 BARCLAY STREET
NEW YORK, NY 10286                          CWMBS INC
Attn:  KELLY SHEAHAN
       212-815-2007               MORTGAGE PASS THROUGH CERTIFICATES
                                            SERIES 1994-1

                                     Interest Distribution Detail

              Beginning          Pass             Accrued       Cumulative                         Total            Net
             Certificate        Through           Optimal         Unpaid       Deferred          Interest       Prepayment
  Class        Balance          Rate (%)          Interest       Interest      Interest             Due        Int Shortfall

    A1      32,004,020.05       7.500000         200,025.13         0.00         0.00       200,025.13              0.00
    A2      16,770,665.18      10.000000         139,755.54         0.00         0.00       139,755.54              0.00
    A3     107,625,196.40       6.250000         560,547.90         0.00         0.00       560,547.90              0.00
    A4      13,480,000.00       6.875000          77,229.17         0.00         0.00        77,229.17              0.00
    A5      48,029,000.00       6.875000         275,166.15         0.00         0.00       275,166.15              0.00
    A6       7,709,612.94       6.875000          44,169.66         0.00         0.00        44,169.66              0.00
    A7       3,412,101.51       6.250000          17,771.36         0.00         0.00        17,771.36              0.00
    A8       4,819,500.00       6.250000          25,101.56         0.00         0.00        25,101.56              0.00
    PO       4,138,643.30       0.000000               0.00         0.00         0.00             0.00              0.00
     X     101,141,822.99       0.244500          20,607.66         0.00         0.00        20,607.66              0.00
    AR             548.04       6.250000               2.85         0.00         0.00             2.85              0.00
     M       8,237,054.55       6.875000          47,191.46         0.00         0.00        47,191.46              0.00
    B1       8,237,054.55       6.875000          47,191.46         0.00         0.00        47,191.46              0.00
    B2       1,647,410.90       6.875000           9,438.29         0.00         0.00         9,438.29              0.00
    B3         549,136.99       6.875000           3,146.10         0.00         0.00         3,146.10              0.00
    B4       1,355,183.26       6.875000           7,764.07         0.00         0.00         7,764.07              0.00

Totals     258,015,127.67                      1,475,108.36         0.00         0.00     1,475,108.36              0.00




              Beginning        Unscheduled
             Certificate        Interest          Interest
  Class        Balance         Adjustment           Paid

    A1      32,004,020.05         0.00           200,025.13
    A2      16,770,665.18         0.00           139,755.54
    A3     107,625,196.40         0.00           560,547.90
    A4      13,480,000.00         0.00            77,229.17
    A5      48,029,000.00         0.00           275,166.15
    A6       7,709,612.94         0.00            44,169.66
    A7       3,412,101.51         0.00            17,771.36
    A8       4,819,500.00         0.00            25,101.56
    PO       4,138,643.30         0.00                 0.00
     X     101,141,822.99         0.00            20,607.66
    AR             548.04         0.00                 2.95
     M       8,237,054.55         0.00            47,191.46
    B1       8,237,054.55         0.00            47,191.46
    B2       1,647,410.90         0.00             9,438.29
    B3         549,136.99         0.00             3,146.10
    B4       1,355,183.26         0.00             7,764.07

Totals     258,015,127.67         0.00         1,475,108.46



       THE                                          Distribution Date: 6/25/99
     BANK OF
       NEW
       YORK

101 BARCLAY STREET
NEW YORK, NY 10286                          CWMBS INC
Attn:  KELLY SHEAHAN
       212-815-2007               MORTGAGE PASS THROUGH CERTIFICATES
                                          SERIES 1994-1

                                      Current Payment Information
                                          Factors per $ 1, 000

                                  Original           Beginning Cert.
                                 Certificate            Notional              Principal         Interest
    Class        Cusip             Balance               Balance             Distribution     Distribution

     A1        126690RH1        58,395,000.00         548.060965039          11.876309092     3.425381031
     A2        126690RJ7        30,600,000.00         548.060953515          11.876309389     4.567174613
     A3        126690RK4       196,374,500.00         548.060956997          11.876309304     2.854484151
     A4        126690RL2        13,480,000.00       1,000.000000000           0.000000000     5.729166667
     A5        126690RMO        48,029,000.00       1,000.000000000           0.000000000     5.729166667
     A6        126690RN8        10,400,613.00         741.265244654           0.000000000     4.246832131
     A7        126690RP3        10,200,000.00         334.519756124          17.487865508     1.742290396
     A8        126690RQ1         4,819,500.00       1,000.000000000           0.000000000     5.208333333
     PO        126690RR9         5,863,454.00         705.837088118           9.161488551     0.000000000
     X         126690RS7       172,788,600.00         585.350092483           0.000000000     0.119265153
     AR        126690RT5             1,000.00         548.036199374          11.876200014     2.945932586
     M         126690RU2         9,003,885.00         914.833380021           4.877458996     5.241232906
     B1        126690RV0         9,003,885.00         914.833380021           4.877458996     5.241232906
     B2        126690TH9         1,800,777.00         914.833373662           4.877458962     5.241232870
     B3        126690TJ5           600,259.00         914.833405456           4.877459132     5.241233052
     B4        126690TK2         1,600,690.56         846.624136900           4.513799565     4.850450784

  Totals                       400,172,563.56         644.759664118           9.316008091     3.686180899


                               Ending Cert.         Pass
                                 Notional          Through
    Class        Cusip           Balance           Rate (%)

     A1        126690RH1      536.184655947       7.500000
     A2        126690RJ7      536.184644126      10.000000
     A3        126690RK4      536.184647693       6.250000
     A4        126690RL2    1,000.000000000       6.875000
     A5        126690RM0    1,000.000000000       6.875000
     A6        126690RN8      741.265244654       6.875000
     A7        126690RP3      317.031890616       6.250000
     A8        126690RQ1    1,000.000000000       6.250000
     PO        126690RR9      696.675599567       0.000000
     X         126690RS7      575.640089277       0.244500
     AR        126690RT5      536.159999359       6.250000
     M         126690RU2      909.955921025       6.875000
     B1        126690RV0      909.955921025       6.875000
     B2        126690TH9      909.955914700       6.875000
     B3        126690TJ5      909.955946324       6.875000
     B4        126690TK2      842.110337335       6.875000

  Totals                      635.443656051




       THE
     BANK OF
       NEW
       YORK

101 BARCLAY STREET
NEW YORK, NY 10286
Attn:  KELLY SHEAHAN                           CWMBS INC
       212-815-2007               MORTGAGE PASS THROUGH CERTIFICATES
                                            SERIES 1994-1


 Pool Level Data

 Distrbution Date                                                                               6/25/99
 Cut-off Date                                                                                    1/l/94
 Determination Date                                                                              6/l/99
 Accrual Period                              Begin                                               5/l/99
                                             End                                                 6/l/99
 Number of Days in Accrual Period                                                                    31


                                   Collateral Information
 Group 1
 Cut-Off Date Balance                                                                    370,357,594.79

 Beginning Aggregate Pool Stated Principal Balance                                       258,015,127.66
 Ending Aggregate Pool Stated Principal Balance                                          254,287,116.84

 Beginning Aggregate Certificate Stated Principal Balance                                258,015,127.66
 Ending Aggregate Certificate Stated Principal Balance                                   254,287,116.84

 Beginning Aggregate Loan Count                                                                     885
 Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                     13
 Ending Aggregate Loan Count                                                                        872

 Beginning Weighted Average Loan Rate (WAC)                                                   7.123567%
 Ending Weighted Average Loan Rate (WAC)                                                      7.123123%

 Beginning Net Weighted Average Loan Rate                                                     6.860567%
 Ending Net Weighted Average Loan Rate                                                        6.860123%

 Weighted Average Maturity (WAM) (Months)                                                           294

 Servicer Advances                                                                             7,168.46

 Aggregate Pool Prepayment                                                                 3,363,068.01



                                         Certificate Information
Group 1

Senior Percentage                                                                        92.1119751232%
Senior Prepayment Percentage                                                             97.6335925370%

Subordinate Percentage                                                                    7.8880248768%
Subordinate Prepayment Percentage                                                         2.3664074630%

Certificate Account

Beginning Balance                                                                                  0.00
Deposit
Payments of Interest and Principal                                                         5,254,398.05
Liquidation Proceeds                                                                               0.00
All Other Proceeds                                                                                 0.00
Other Amounts                                                                                      0.00
Total Deposits                                                                             5,254,398.05
Withdrawals
Reimbursement of Servicer Advances                                                                 0.00
Payment of Master Servicer Fees                                                               71,070.43
Payment of Sub Servicer Fees                                                                       0.00
Payment of Other Fees                                                                              0.00
Payment of Insurance Premium(s)                                                                    0.00
Payment of Personal Mortgage Insurance                                                             0.00
Other Permitted Withdrawal per the Pooling ans Service Agreement                                   0.00
Payment of Principal and Interest                                                          5,203,119.26
Total Withdrawals                                                                          5,274,189.69
Ending Balance                                                                               -19,791.64
Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                      3,290.38
Compensation for Gross PPIS from Servicing Fees                                                2,474.36
Other Gross PPIS Compensation                                                                      0,00
Total Net PPIS (Non-Supported PPIS)                                                              816.02
Master Servicing Fees Paid                                                                    71,070.43
Sub Servicing Fees Paid                                                                            0.00
Insurance Premium(s) Paid                                                                          0.00
Personal Mortgage Insurance Fees Paid                                                              0.00
Other Fees Paid                                                                                    0.00

Total Fees                                                                                    71,070.43






                                                   Delinquency Information
Group I

Delinquency                                30 - 59 Days      60 - 89 Days        90+ Days          Totals

Scheduled Principal Balance                  974,230.14              0.00            0.00      974,230.14
Percentage of Total Pool Balance              0.383122%         0.000000%       0.000000%       0.383122%
Number of Loans                                       4                 0               0               4
Percentage of Total Loans                     0.458716%         0.000000%       0.000000%       0.458716%

Foreclosure

Scheduled Principal Balance                        0.00              0.00            0.00            0.00
Percentage of Total Pool Balance              0.000000%         0.000000%       0.000000%       0.000000%
Number of Loans                                       0                 0               0               0
Percentage of Total Loans                     0.000000%         0.000000%       0.000000%       0.000000%

Bankruptcy

Scheduled Principal Balance                        0.00              0.00            0.00            0.00
Percentage of Total Pool Balance              0.000000%         0.000000%       0.000000%       0.000000%
Number of Loans                                       0                 0               0               0
Percentage of Total Loans                     0.000000%         0.000000%       0.000000%       0.000000%

REO
Scheduled Principal Balance                        0.00              0.00            0.00            0.00
Percentage of Total Pool Balance              0.000000%         0.000000%       0.000000%       0.000000%
Number of Loans                                       0                 0               0               0
Percentage of Total Loans                     0.000000%         0.000000%       0.000000%       0.000000%
Book Value of all REO Loans                                                                          0.00
Percentage of Total Pool Balance                                                                0.000000%
Current Realized Losses                                                                              0.00
Additional Gains (Recoveries)/Losses                                                                 0.00
Total Realized Losses                                                                          115,301.73




                          Subordination/Credit Enhancement Information

Protection                                                            Original                   Current

Bankruptcy Loss                                                     125,790.00                125,790.00
Bankruptcy Percentage                                                0.033964%                 0.049468%
Credit/Fraud Loss                                                 4,003,446.00                      0.00
Credit/Fraud Loss Percentage                                         1.080968%                 0.000000%
Special Hazard Loss                                               6,185,201.00              5,084,997.82
Special Hazard Loss Percentage                                       1.670062%                 1.999707%

Credit Support                                                        Original                   Current

Class A                                                         378,163,067.00            234,368,044.91
Class A Percentage                                                  94.499999%                92.166700%

Class M                                                           9,003,885.00              8,193,138.47
Class M Percentage                                                   2.250001%                 3.222003%

Credit Support                                                      Original                    Current

Class B 1                                                         9,003,885.00             8,193,138.47
Class BI Percentage                                                  2.250001%                3.222003%

Class B2                                                          1,800,777.00             1,638,627.68
Class B2 Percentage                                                  0.450000%                0.644401%

Class B3                                                            600,259.00               546,209.25
Class B3 Percentage                                                  0.150000%                0.214800%

Class B4                                                          1,600,690.56             1,347,958.07
Class B4 Percentage                                                  0.400000%                0.530093%